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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934


               Date of Report (Date of Earliest Event Reported):
                               November 14, 1997



                           FAMILY GOLF CENTERS, INC.

                      -----------------------------------
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                   0-25098                      11-3223246
------------------------       -----------------              ----------------
    (State or other             (Commission File                (IRS Employer
     jurisdiction of                 Number)                    Identification
     incorporation)                                                 No.)

                              225 Broadhollow Road
                            Melville, New York 11747
                          --------------------------
                    (Address of principal executive offices)

                    Registrant's Telephone Number, including
                           area code: (516) 694-1666



                                 Not Applicable
                          --------------------------
                 (Former Address, if changed since last report)

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         Item 5.           Other Events.

(a)      Over-Allotment Exercise.

         On November 14, 1997 Family Golf Centers, Inc. (the "Company") issued $15,000,000 aggregate principal amount of 5 3/4% Convertible Subordinated Notes (the "Notes") to Jefferies & Company, Inc., Oppenheimer & Co., Inc., Prudential Securities Incorporated and BancAmerica Robertson Stephens (the "Initial Purchasers") in connection with the exercise of an over-allotment option (the "Over-Allotment"). The Initial Purchasers purchased the Notes at a discount of 3.0% ($450,000). The Notes will be convertible at the option of the holders thereof into shares of common stock, par value $0.01 per share, of the Company at any time after January 13, 1998 and prior to maturity, unless previously redeemed, at a conversion price of $37.250 per share, subject to adjustment upon the occurrence of certain events.

         The Notes mature on October 15, 2004 and bear interest at the rate of 5 3/4% per annum, payable semi-annually on April 15 and October 15 of each year commencing April 15, 1998. The Notes are unsecured and subordinate to all present and future Senior Indebtedness (as defined) of the Company. The Notes are redeemable at the option of the Company, in whole or in part, initially at 102.875% of the principal amount thereof and thereafter at prices declining to 100% at October 15, 2003, together with accrued and unpaid interest, except that no redemption may be made prior to October 15, 2000. Upon a Change of Control (as defined), each holder of Notes shall have the right, at the holder's option, to require the Company to repurchase such holder's Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the Repurchase Date (as defined), if any.

         Pursuant to a registration rights agreement, the Company is obligated, subject to certain exceptions, to file a registration statement as to the Notes and the underlying common stock by January 13, 1998 and to maintain the effectiveness of such registration statement for at least two years from such date.

         The Notes were sold to the Initial Purchasers pursuant to section 4(2) of the Securities Act of 1933 and the Notes are being offered and sold by the Initial Purchasers within the United States only to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act of 1933) in compliance with Rule 144A.

         The net proceeds of the Over-Allotment will be used for general corporate purposes, including future acquisitions and working capital.

(b)      Sale of Certain Assets.

         On November 17, 1997 the Company consummated the sale of six of the seven stand-alone bowling centers it acquired in connection with its acquisition of Leisure Complexes, Inc., a New York corporation, in July 1997. Proceeds from the sale consist of $15.5 million in cash,

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which the Company intends to use to repay existing indebtedness, in the amount of $10,000,000, with the balance to be used for working capital and to pay deferred corporate income taxes arising from the transaction.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 20, 1997.

                           FAMILY GOLF CENTERS, INC.

                            By:  /s/ Pamela S. Charles
                               -------------------------------
                               Pamela S. Charles,
                               Vice President and Secretary


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